Exhibit 21.1

DELUXE CORPORATION SUBSIDIARIES

1STPAYGATEWAY, LLC (Delaware)
Accelerated Card Company, LLC (Delaware)
Canada IATS Payments, Inc. (Canada)
ChecksByDeluxe.com, LLC (Minnesota)
Datamyx LLC (Delaware)
Direct Checks Unlimited, LLC (Colorado)
Direct Checks Unlimited Sales, Inc. (Colorado)
Deluxe Business Operations, Inc. (Delaware)
Deluxe Enterprise Operations, LLC (Minnesota)
Deluxe Financial Services, LLC (Minnesota)
Deluxe Manufacturing Operations, LLC (Minnesota)
Deluxe Small Business Sales, Inc. (Minnesota)
Eliot Management Group, LLC (Utah)
FAPS Holdings, Inc. (Delaware)
Financial Transactions, LLC (Delaware)
First American Payment Systems, L.P. (Texas)
First Manhattan Consulting Group, LLC (Delaware)
Fitech Payments, LLC (Delaware)
goEmerchant, LLC (Delaware)
Govolution, LLC (Delaware)
Hostopia Bulgaria EOOD (Bulgaria)
Hostopia Canada, Corp. (Canada)
Hostopia Ireland Limited (Ireland)
IATS, LLC (Delaware)
Internet Names for Business Inc. (Canada)
LogoMix Inc. (Delaware)
MedPayExchange, LLC (Delaware)
MyCorporation Business Services, Inc. (Minnesota)
NEBS Business Products Limited (Canada)
Payce, Inc. (Maryland)
Quick Processing, LLC (Delaware)
REMITCO LLC (Delaware)
Research Development and Manufacturing Corporation (Canada)
Safeguard Acquisitions, Inc. (Texas)
Safeguard Business Systems, Inc. (Delaware)
Safeguard Business Systems Limited (Canada)
Safeguard Franchise Sales, Inc. (Texas)
Safeguard Franchise Systems, Inc. (Texas)
Safeguard Holdings, Inc. (Texas)
Think Point Financial, LLC (Delaware)
Wausau Delaware, LLC (Delaware)
Wausau Financial Systems, Inc. (Wisconsin)